Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224992) of Pluralsight, Inc. of our report dated February 21, 2019 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 21, 2019